Exhibit 99.1

Press Release
SunPower Appoints Chief Revenue Officer
Tony Garzolini rejoins the company in a newly created role as SunPower deepens focus on profitability and Dealer experience
RICHMOND, Calif., March 14, 2024  — SunPower Corp. (NASDAQ: SPWR) a leading residential solar technology and energy services provider, today announced the appointment of residential solar and home energy veteran, Tony Garzolini, as Executive Vice President and Chief Revenue Officer (CRO). In this role, Tony will oversee sales, including the Direct, Dealer and New Homes channels, along with pricing and demand generation.

"SunPower made great strides to improve our financial footing and we remain laser focused on achieving profitability and cash flow generation. As a part of this imperative, we’re pleased to welcome Tony back to SunPower as our first Chief Revenue Officer,” said Tom Werner, Principal Executive Officer of SunPower. “With Tony’s deep expertise in residential renewable energy and exceptional track record working with our valued network of independent solar dealers, we believe his leadership will help put SunPower in a strong position to nurture the Dealer Network and expand its reach, further our market leading position in New Homes, and dramatically improve the customer experience.”

Garzolini brings more than 20 years of experience in home energy. Most recently, Garzolini served as Senior Vice President of Residential Product Sales for Generac Power Systems. Prior to that, he held various leadership positions at SunPower for more than 13 years, including Vice President of Residential Sales. During his time at the Company, Garzolini played a significant role in building SunPower’s Dealer Network and launching SunPower’s direct sales channel. He also directed the Company’s sales strategy as it evolved from a module-maker to offering complete solar and storage systems and financial products.

“Residential solar is at a critical juncture. Companies that lead through this period will have a significant opportunity to drive consumer adoption of renewable energy and shape the market moving forward,” said Garzolini. “I’m eager to work with SunPower’s leadership and sales teams, alongside our Dealer Network, as we lead SunPower into its next chapter.”

About SunPower
SunPower (NASDAQ: SPWR) is a leading residential solar, storage and energy services provider in North America. SunPower offers solar + storage solutions that give customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners. For more information, visit www.sunpower.com.

Forward Looking Statement
This release includes information that constitutes forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements for purposes of the U.S. federal and state securities laws. Forward-looking statements often address expected future business and financial performance, and often contain words such as "believe," "expect," "anticipate," "intend," "plan," or "will" or the negative thereof or other variations thereof or comparable terminology. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Examples of such forward-looking

Exhibit 99.1
statements include, but are not limited to, statements regarding the Company's future business plans, strategy and performance, as well as expectations with respect to our industry and the residential solar market. Factors that could cause or contribute to such differences include, but are not limited to, the Company's ability to continue as a going concern; the Company’s ability to raise additional capital or obtain financing; the Company's ability to comply with debt covenants or cure any defaults; the Company's ability to repay our obligations as they come due; and the risks and other important factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K/A for the fiscal year ended January 1, 2023 and the Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2023, and the Company's other filings with the SEC. The Company cautions you that the list of important factors included in the Company’s filings with the SEC may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. These forward-looking statements should not be relied upon as representing the Company's views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.
For further information: Investors, Mike Weinstein, 510-260-8585, Mike.Weinstein@sunpowercorp.com; Media, Sarah Spitz, 512-953-4401, Sarah.Spitz@sunpowercorp.com